Exhibit 10.2
CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 10, 2019 (the “Amendment Effective Date”), is made by and among TRANSENTERIX, INC., a Delaware corporation (“Parent”), TRANSENTERIX SURGICAL, INC., a Delaware corporation (“TSI”), TRANSENTERIX INTERNATIONAL, INC., a Delaware corporation (“TII”), and SAFESTITCH LLC, a Virginia limited liability company (“SafeStitch” and together with Parent, TSI and TII, individually and collectively, jointly and severally, “Borrowers” or “Borrower”), the several banks and other financial institutions or entities party to the Loan Agreement (collectively referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, as administrative agent and collateral agent for itself and Lender (“Agent”).
RECITALS
A.    Borrowers, Lender and Agent are parties to a Loan and Security Agreement dated as of May 23, 2018, as amended by the First Amendment to Loan and Security Agreement dated May 7, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
B.    Borrowers have requested that Agent and Lender consent to Parent entering into a certain Autolap System Sale Agreement by and between Parent and Great Belief International Limited, a British Virgin Islands company (“GBI”) in substantially the form attached hereto as Exhibit A (the “Purchase Agreement”) pursuant to which, among other things, (i) Parent will sell, and GBI will purchase, the System and System Assets (as each term is defined in the Purchase Agreement, collectively, the “Specified Assets”), and (ii) Parent and GBI will enter into the Cross-License Agreement (as defined in the Purchase Agreement) (collectively, the “Autolap Transaction”), and Agent and Lender are willing to consent to the consummation of the Autolap Transaction on the terms and conditions set forth below.
C.    Borrowers, Lender and Agent have agreed to certain amendments to the Loan Agreement, subject to the terms and conditions set forth below.
AGREEMENT
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.DEFINED TERMS. Capitalized terms used but not defined in this Amendment (including in the Recitals) shall have the meanings assigned to such terms in the Loan Agreement.
SECTION 2.    CONSENT TO AUTOLAP TRANSACTION.
(A)    Notwithstanding the restrictions set forth in the Loan Agreement, including without limitation, the restrictions set forth in Section 7.8 (Transfers) of the Loan Agreement, Agent and Lender hereby consent to the consummation of the Autolap Transaction and the other transactions contemplated in the Purchase Agreement, subject to the terms of this Amendment and compliance by Borrowers with all of the conditions and requirements set forth herein. The consent provided in this Section 2 shall be deemed revoked if Borrowers are in breach of any provision of this Amendment. Effective upon the consummation of the Autolap Transaction, all security interests and liens of Agent granted by Parent in the Specified Assets shall automatically be released and terminated. In furtherance of the foregoing (i) Agent authorizes Parent, GBI or their respective designees to file a UCC-3 termination statement in the form attached hereto as Exhibit B and (ii) Agent will promptly take all other reasonable actions, including delivering any intellectual property releases, as may be reasonably requested by Borrowers, at Borrowers’ expense, in connection with Agent’s above-described release and termination of all security interest and liens granted to Agent by Parent in the Specified Assets.
(B)    The consent provided in this Section 2 shall be limited precisely as written and shall not be deemed to (i) be a waiver or modification of any other term or condition of any Loan Document, or (ii) prejudice any right or remedy which Agent or Lender may now have or may have in the future under or in connection with any Loan Document.
SECTION 3.    AMENDMENTS TO THE LOAN AGREEMENT. Subject to all of the terms and conditions set forth in this Amendment, Borrowers, Agent and Lender hereby agree to the following amendments to the Loan Agreement effective as of the Amendment Effective Date.
(A)    Section 7.21(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(e)    For purposes of this Section 7.21, “Waiver Condition” means:
(i)    for any period of determination during the 2019 fiscal year, Borrowers shall maintain, at all times, unrestricted Cash in one or more accounts subject to Account Control Agreements in an amount equal to at least $7,000,000; and
(ii)    for any period of determination during each fiscal year following the 2019 fiscal year, commencing with the fiscal year ending December 31, 2020, satisfaction of either of the following conditions at all times during such period of determination:

(A)	Borrowers shall maintain unrestricted Cash in one or more accounts subject to Account Control Agreements in an amount equal to at least 166% of the principal amount of the Term Loans outstanding; or

(B)
(x) Borrowers shall maintain unrestricted Cash in one or more accounts subject to Account Control Agreements in an amount equal to at least 110% of the principal amount of the Term Loans outstanding, and (y) Parent’s market capitalization (determined based on Parent’s public closing price per share (as quoted by Bloomberg L.P. or such other inter-dealer quotation system reasonably acceptable to Agent) multiplied by the fully diluted shares outstanding) shall be at least $150,000,000 (calculated based on a 10-trading day volume weighted average price) at all times, provided that if Parent’s market capitalization falls below $150,000,000, the Waiver Condition shall be deemed satisfied upon Borrowers depositing within five Business Days after Parent’s market capitalization falls below $150,000,000 additional unrestricted Cash into one or more accounts subject to Account Control Agreements in an amount to satisfy the conditions set forth in Section 7.21(e)(ii)(A).”

(B)    Exhibit F to the Loan Agreement is hereby amended and restated in its entirety as attached to this Amendment.
SECTION 4.    CONDITIONS TO THIS AMENDMENT. The effectiveness of Sections 2 and 3 of this Amendment is subject to Borrowers’ satisfaction of each of the following conditions:
(A)    This Amendment. Agent shall have received this Amendment executed by Agent, Lender and Borrowers.
(B)    Prepayment. Lender shall have received a principal payment of $15,000,000, which payment shall not be subject to any Prepayment Charge.
(C)    No Default. No Event of Default shall have occurred and be continuing immediately prior, or after giving effect, to the consummation of the Autolap Transaction.
SECTION 5.    EFFECT ON LOAN DOCUMENTS; RELEASE.
(A)    Except as specifically amended by this Amendment, all Loan Documents shall continue to be in full force and effect and are ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, and it shall not constitute a waiver of any provision of the Loan Documents. Any reference to the Loan Agreement in any other Loan Document shall be a reference to the Loan Agreement as amended by this Amendment.
(B)    In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”). Each Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Without limiting the generality of the foregoing, each Borrower hereby waives the provisions of any statute or doctrine that prevents a general release from extending to claims unknown by the releasing party, including, without limitation, California Civil Code Section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Each Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims. Each Borrower acknowledges that the Release constitutes a material inducement to Agent and Lender to enter into this Amendment and that Agent and Lender would not have done so but for Agent’s and Lender’s expectation that the Release is valid and enforceable in all events.
SECTION 6.    REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants, on behalf of itself and each of the other Loan Parties, to Agent and Lender as follows:
(A)    Such Borrower’s execution, delivery and performance of this Amendment (i) have been duly authorized by all necessary corporate action of such Borrower; (ii) will not result in the creation or imposition of any Lien upon the Collateral (other than Permitted Liens and the Liens created by the Loan Documents, including the Intellectual Property Security Agreement); (iii) do not violate any material provisions of such Borrower’s Certificate of Incorporation, bylaws, certificate of formation or operating agreement, as applicable, or any law, regulation, order, injunction, judgment, decree or writ to which such Borrower is subject; and (iv) except as described on Schedule 5.3 to the Loan Agreement, does not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained.
(B)    This Amendment has been duly executed and delivered on such Borrower’s behalf by a duly authorized officer thereof, and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity.
(C)    All of Borrowers’ representations and warranties contained in the Loan Agreement and all schedules and exhibits thereto are true in all material respects as of the date of this Amendment as though made on the date of this Amendment, except to the extent that such representations and warranties relate expressly to an earlier date.
(D)    Each Borrower is in compliance as of the date of this Amendment with all of the terms and provisions set forth in each Loan Document, and there shall be no fact or condition that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default as of the date of this Amendment.
SECTION 7.    GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 8.    COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Agent may also require that any such documents and signatures delivered by facsimile, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic imaging means.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
BORROWERS:
TRANSENTERIX, INC.
By: /s/ Joseph P. Slattery
Name: Joseph P. Slattery
Title: EVP/CFO
TRANSENTERIX SURGICAL, INC.
By: /s/ Joseph P. Slattery
Name: Joseph P. Slattery
Title: EVP/CFO
TRANSENTERIX INTERNATIONAL, INC.
By: /s/ Joseph P. Slattery
Name: Joseph P. Slattery
Title: EVP/CFO
SAFESTITCH LLC

By:	TransEnterix, Inc., its sole member
By: /s/ Joseph P. Slattery
Name: Joseph P. Slattery
Title: EVP/CFO

AGENT:
HERCULES CAPITAL, INC.
By: /s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel
LENDERS:
HERCULES CAPITAL, INC.
By: /s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel
HERCULES CAPITAL FUNDING TRUST 2018-1
By: /s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel
HERCULES CAPITAL FUNDING TRUST 2019-1
By: /s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel

SCHEDULE OF EXHIBITS
Exhibit A        Form of AutoLap System Sale Agreement
Exhibit B        Form of UCC-3 Termination Statement
Exhibit F        Form of Compliance Certificate

DMEAST #38378298 v1